Exhibit 23.2

Consent of KPMG LLP
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Franchise Group, Inc. (formerly known as Liberty Tax, Inc.):
We consent to the use of our report dated July 7, 2017, with respect to the consolidated statements of operations, comprehensive operations, stockholders’ equity, and cash flows for the year ended April 30, 2017, and the related notes, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Norfolk, Virginia
January 31, 2020